Loan Note

PROMISSORY NOTE

$344,649.94

March a, 2013

FOR VALUE RECEIVED, the undersigned, ALETHEA LABORATORIES, INC., a Texas corporation (the "Borrower"), hereby promises to pay to the order of SUMMIT DIAGNOSTICS, LLC, a Delaware limited liability company (the "Holder"), the principal amount of Three Hundred Forty-four Thousand Six Hundred Forty-nine and 94/100 Dollars ($344,649.94) as provided hereunder.

Section 1.

Interest,

A.

Generally. The Borrower promises to pay interest ("Interest") on the outstanding principal amount of this Note at the rate of 4.00% per annum (the "Interest Rate"). Interest on this Note shall accrue from the date hereof through and until repayment of the principal amount of this Note and payment of all Interest in full and shall be computed on the basis of a 360-day year of twelve 30-day months.

B.

Default Rate of Interest. Notwithstanding the foregoing provisions of this Section I, but subject to applicable law, any overdue principal of this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the sum of the Interest Rate and an additional 2.00% per annum.

C.

No Usurious Interest. In the event that any interest rate(s) provided for in this Section 1 shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by applicable law. Any payment by the Borrower of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to the Borrower,

Section 2.

Repayment of Principal Amount. The principal amount of this Note shall be paid in 14 consecutive monthly installments commencing on March 15, 2013 and continuing on the first day of each of the next 13 months. The first 13 installments shall be in the amount of $24,617.86 each and the final installment shall be in the amount of $24,617.76. Interest accrued to the date of payment shall be due and payable together with each installment of principal.

Section 3.

Prepayment. This Note may be prepaid, in whole or in part, at any time and from time to time, without premium or penalty.

Section 4,

Payments. The payment or prepayment of any amount under this Note shall be payable in lawful money of the United States of America. Any payment under this Note shall be applied first to accrued interest and second to any principal amount outstanding under this Note.

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Section 5.

Events of Default. The occurrence (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) and continuation for any reason whatsoever of any of the following events shall constitute an "Event of Default":

(a)

the Borrower fails to make payment of any principal on this Note when the same shall become due and payable within 10 days after Holder's written notice to Borrower giving notice of such non-payment;

(b)

the Borrower fails to make payment of any Interest on this Note provided for hereunder when the same shall become due and payable within 10 days after Holder's written notice to Borrower giving notice of such nonpayment; or

(c)

the Borrower or any guarantor of this Note shall (i) discontinue its business in its entirety, (ii) undergo an event of dissolution, (iii) fail to keep in full force and effect its existence as a corporation, (iv) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (v) admit in writing its inability to pay its debts as they mature, (vi) make a general assignment for the benefit of creditors, (vii) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or (viii) file a voluntary petition in bankruptcy, or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or corporate action shall be taken for the purpose of effecting any of the foregoing.

Section 6.

Rights upon Event of Default. If an Event of Default described in Section 5 has occurred, the Holder, at its option, may declare the aggregate principal amount of this Note, together with all accrued and unpaid interest thereon, immediately due and payable (except in the case of an Event of Default under paragraph (0) of Section 5, in which event the aggregate principal amount of this Note, together with all accrued and unpaid interest thereon, shall automatically become due and payable).

Section 7.

Transferability. Holder shall not be entitled to assign, transfer, hypothecate,

pledge or otherwise convey all or any part of this Note.

Section 8.

Miscellaneous.

A.

Unconditional Obligation; Waivers. The obligations of the Borrower to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. Except as provided herein, the Borrower hereby waives presentment and demand for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for under this Note. No waiver of any provision of this Note made by agreement of the Holder and any other person shall constitute a waiver of

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any other terms hereof, or otherwise release or discharge the liability of the Borrower under this Note. No failure to exercise and no delay in exercising, on the part of the Holder, any right, power or privilege tinder this Note shall operate as a waiver thereof nor shall partial exercise of any right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

B.

Notices and Addresses.

Any notice, demand, request, waiver, or other

communication under this Note shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

To Borrower: To Holder:

Alethea Laboratories, Inc. Medytox Diagnostics, Inc. 400 S. Australian Avenue, Suite 800 West Palm Beach, Florida 33401

With a copy to:

Thomas Cookson, Esq. Akerman Senterfitt

SunTrust International Center

One S.E. Third Avenue, 25th Floor Miami, Florida 33131

Summit Diagnostics, LLC 88 Stiles Road, Suite 103 Salem, NH 03053

C.

Severability; Binding Effect. Any provision of this Note which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Note or affecting the validity or unenforceability of any of the terms and provisions of this Note in any other jurisdiction. This Note shall be binding upon and inure to the benefit of the parties hereto. Neither this Note nor any rights or obligations hereunder may be assigned by the Borrower or the Holder.

D.

Governing Law. This Note and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed and interpreted according to the internal laws of the state of Wisconsin, without giving effect to the principles of conflicts of laws thereof.

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